UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Bahia, 2463, Suite 205

Belo Horizonte, MG 30160-012, Brazil

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K for Brazil Minerals, Inc. (the “Company”) contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 1.01. Entry into a Material Definitive Agreement

On August 18, 2022, the Company consummated a transaction (the “Transaction’) in which it acquired four lithium mineral rights (the “Lithium Mineral Rights”) totaling 3,811.23 hectares (~ 9,418 acres) owned by a group of six persons, all unrelated to the Company. In particular, the Company acquired one mineral right which is immediately north and two mineral rights which are immediately south of one of its premier claims, the Neves Area (“Neves”), part of the Company’s 100%-owned Minas Gerais Lithium Project. The Company is currently drilling on Neves and has identified multiple hard rock pegmatites with attractive lithium concentrations; several of such pegmatitic ore bodies continue to the north and south into these newly acquired mineral rights. The addition of such claims expands the Neves footprint from 67.50 hectares (~ 168 acres) to 2,683.90 hectares (~ 6,632 acres), or approximately 39.5 times its current surface area. This is a highly important acquisition for two main reasons: i) the large additional area gives the Company the opportunity for increased lithium resources; b) it also creates the possibility of developing Neves into a producing lithium mine of significant size.

The Company’s obligations under the Transaction are:

a)	Payment of $250,000 already made on August 18, 2022 and issuance of $1,000,000 worth of shares of common stock of the Company;

b)	Payment of $750,000 to be made upon the publication in the official gazette of the government of the title transfer of the Lithium Mineral Rights to the Company;

c)	Thirty days after the payment described in item b above, the initiation of ten monthly payments of $100,000;

d)	If any combination of the Lithium Mineral Rights yields at least five million tons of spodumene containing at least an average of 1.3% Li2O, as determined by a technical report prepared by an independent consulting firm under the Regulation SK1300 standard (“SK1300 Report”), then an additional payment of $1,000,000 and an additional issuance of $500,000 worth of shares of common stock of the Company are to be made;

e)	If any combination of the Lithium Mineral Rights yields at least ten million tons of spodumene containing at least an average of 1.3% Li2O, as determined by an SK1300 Report, then an additional payment of $1,000,000 and an additional issuance of $500,000 worth of shares of common stock of the Company are to be made; and

f)	If any combination of the Lithium Mineral Rights yields more than ten million tons of spodumene containing at least an average of 1.3% Li2O, as determined by an SK1300 Report, then a payment of $0.20 per each ton above ten million tons is to be made.

Item 3.02. Unregistered Sales of Equity Securities

The shares of common stock referred to herein will be issued without registration pursuant to an exemption afforded under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: August 22, 2022	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer